                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of June 14, 2006 by and among ZBB ENERGY CORPORATION, a Wisconsin corporation (the "COMPANY"), and the persons and entities listed on the signature pages hereof (the "INVESTORS").

                                   WITNESSETH:

          WHEREAS, the Investors have purchased Warrants to purchase up to 14,844,440 shares (the "WARRANT SHARES") of Common Stock of the Company pursuant to the Note Purchase Agreement dated June 14, 2006 (the "NOTE PURCHASE AGREEMENT"); and

          WHEREAS, the Investors have purchased Notes pursuant to the Note Purchase Agreement, which such Notes, upon an event of default, as provided in the Note Purchase Agreement, may be converted at the option of each holder into an estimated aggregate of 14,844,440 shares (the "CONVERSION SHARES") of Common Stock of the Company; and

          WHEREAS, the Company has agreed with the Investors to grant certain registration rights with respect to the Warrant Shares and Conversion Shares.

          NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

          1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

               "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

               "HOLDER" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

               "INITIATING HOLDERS" shall mean any Holder or Holders of at least fifty-one percent (51%) of the Registrable Securities then outstanding.

               "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

               "REGISTRABLE SECURITIES" shall mean all of the following to the extent the same have not been sold to the public (i) any and all of the Warrant Shares and Conversion Shares;

or (ii) stock issued in respect of stock referred to in (i) above in any reorganization; or (iii) stock issued in respect of the stock referred to in (i) or (ii) as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or
(C) the registration rights associated with such securities have been terminated pursuant to Section 12 of this Agreement.

               "RULE 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

               "RULE 144A" shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          2. RESTRICTIONS ON TRANSFERABILITY. The Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Registrable Securities held by a Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

          3. RESTRICTIVE LEGEND. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend as provided in the Note Purchase Agreement (in addition to any legend required under applicable state securities laws or otherwise). Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Agreement.

          4. NOTICE OF PROPOSED TRANSFER. The Holder of each certificate representing Registrable Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 4. Each such Holder agrees not to make any disposition of all or any portion of any Registrable Securities unless and until:

               a. There is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               b. Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition shall not require registration of such shares under the Securities Act. It is agreed, however, that no such opinion will be required for Rule 144 or Rule 144A transactions, except as required by the Company's transfer agent or in unusual circumstances.

               c. Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will, or intestate succession of any partner to his spouse or siblings, lineal descendants or ancestors of such partner or spouse, provided, however, that such transferee agrees in writing to be subject to all of the terms hereof to the same extent as if he were an original Holder hereunder.

          5. PIGGYBACK REGISTRATION.

               a. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any form (other than Form SB-1, SB-2, S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                    i. give to each Holder written notice thereof as soon as practicable prior to filing the registration statement; and

                    ii. include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection
(b) below.

               b. If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 5(a)(i). In such event, the right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration (provided that no shares held by officers and directors of the Company, other than Registrable Securities that may be owned by officers and directors, are included in the registration and underwriting). The Company shall so advise all Holders and the other Holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 5, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities held by other holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          6. EXPENSES OF REGISTRATION. In addition to the fees and expenses contemplated by Section 8 hereof, all expenses incurred in connection with all registrations pursuant to Section 5 hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and a single counsel for all Holders, and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities or fees of a separate legal counsel of a Holder other than the counsel described above.

          7. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

               a. keep such registration pursuant to Section 5 continuously effective until all of the securities covered by such registration statement have been sold pursuant to such registration statement or all of the Registrable Securities covered by such registration statement may be sold without registration under Rule 144(k) of the Securities Act;

               b. promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 7(a) above;

               c. furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

               d. use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

               e. register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in Section 7(a) above;

               f. cause all Registrable Securities covered by such registrations to be listed or quoted on each securities exchange, including Nasdaq, on which similar securities issued by the Company are then listed or quoted,

               g. cause its independent public accountants to deliver an accountants' comfort letter and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings, addressed to the Holders;

               h. enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

               i. make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

               j. if the offering is underwritten, at the request of any Holder of Registrable Securities to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such Holder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such Holder or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

               k. notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               l. take such other actions as shall be reasonably requested by any Holder.

          8. INDEMNIFICATION.

               a. In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 5, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

               b. Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the

Company and each underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 8(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.

               c. Each party entitled to indemnification under this Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

               d. Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Section 8(d), any Holder, its officers, directors, and partners and any person controlling such Holder is held liable for an amount which exceeds the aggregate proceeds received by such Holder from the sale of Registrable Securities included in a registration, as provided in
Section 8(b) above, pursuant to such underwriting agreement (the "EXCESS LIABILITY"), the Company shall reimburse any such Holder for such Excess Liability.

               e. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 8(e) shall be limited to an amount equal to the proceeds to such Holder of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).

               f. The indemnification provided by this Section 8 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

          9. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to herein.

          10. RULE 144 REPORTING. With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to file with the Commission all reports and other documents required of the Company under the Securities Act and the Exchange Act.

          11. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Section 5 may be assigned by a Holder to any partner or shareholder of such Holder, to any other Holder, or to a transferee or assignee; provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

          12. TERMINATION OF RIGHTS. The rights of any particular Holder to cause the Company to register securities under Section 5 shall terminate with respect to such Holder at such time that such Holder is able to dispose of all of such Holder's Registrable Securities (i) in one three-month period pursuant to the provisions of Rule 144, provided that such Holder holds not more than one percent (1%) of the outstanding voting stock of the Company, or
(ii) pursuant to the provisions of Rule 144(k).

          13. REMEDIES UPON DEFAULT OR DELAY.

               a. Without limitation of any other remedy available to a Holder under applicable law or otherwise, if the Company shall (1) fail to register Registrable Securities after it shall have been requested to do so by a Holder in accordance with Section 5, or (2) fail to perform any of its obligations hereunder and as a result of such failure Holders have not been able to sell their Registrable Securities, or (3) act or fail to act in any manner such that one or more Holders have been delayed in the sale of their Registrable Securities, which delay is not expressly permitted by this Agreement, then any Holder adversely affected by such action, failure or delay shall be entitled to any or all of the following remedies, which may be elected in the sole discretion of such Holder:

                    i. Such Holder may withhold from selling its Registrable Securities and cause the Company to repurchase some or all of its Holder's Registrable Securities at a price equal to the Repurchase Price for each of such securities in accordance with paragraph (b) of this Section; or

                    ii. Such Holder may otherwise sell its Registrable Securities and cause the Company to pay to such Holder the amount of any Price Difference for any or all of such securities in accordance with paragraph (c) of this Section.

               b. Upon the occurrence of any of the events listed in paragraph
(a) of this Section, a Holder may elect to cause the Company to repurchase any of such Holder's Registrable Securities by giving written notice to the Company. As soon as practicable (but not later than 10 days) thereafter the Company shall pay the Repurchase Price to the Holder for such repurchased securities; provided, however, that subject to paragraph (e) of this Section, if the Repurchase Price for any security shall not be immediately determinable, the Company and the Holder shall agree in good faith upon an estimate of the Repurchase Price for such security, which estimate shall be paid by the Company in accordance with this paragraph.

               c. Upon the occurrence of any of the events listed in paragraph
(a) of this Section, unless the Holder shall have been eligible to and have elected to cause the Company to repurchase such securities pursuant to paragraph
(a) of this Section, the Holder may sell any security to any third party and the Company shall be obligated to pay to the Holder the amount of any Price Difference with respect to such security. If the Holder is unable to sell such security promptly pursuant to a registration statement, such Holder may sell such security in a manner and on such terms that the Holder in good faith believes are not unreasonable under the circumstances. The Company shall pay the Price Difference for each such security as soon as practicable (but not later than 10 days) after the Holder shall give written notice to the Company, which notice shall set forth the number and type of securities sold by such Holder and the Sale Dates and Selling Prices applicable thereto; provided, however, that, if the Price Difference for any security shall not be immediately determinable, the Company and the Holder shall agree in good faith upon an estimate of the Price Difference for such security, which estimate shall be paid by the Company in accordance with the terms of this paragraph.

               d. If the Repurchase Price or Price Difference for any security shall not be immediately determinable, the Company shall cooperate with any investment banking firm selected by the Holder and shall otherwise use its best efforts to cause such amount to be determined as quickly as possible. As soon as practicable after the final Repurchase Price or Price Difference shall have been determined, any difference between the final Repurchase Price or Price Difference and the estimated Repurchase Price or Price Difference, respectively, shall be paid by either the Company or the Holder to the other party, as the case may be, the amount of any underpayment being paid by the Company and the amount of any overpayment being paid by the Holder.

               e. If the Company shall be prevented by law from making any payment required to be made under this Section, the obligations hereunder shall be continuing obligations, and such payments shall be made in partial payments when, as soon as, and to the extent that, any portion of such payments shall later be permitted under applicable law. If more than one Holder has not been paid all amounts due as a result of the preceding sentence, all of such Holders shall share any partial payment on a pro rata basis based on the unpaid amount then owed to such Holders. No repurchase of any security shall be deemed to have been made, and the Holder shall continue to be deemed to be the owner of such security, until the date on which final payment of the Repurchase Price is made.

               f. The term "REPURCHASE PRICE" shall mean, as to any Registrable Securities, the highest market value during the period which an event has occurred and is continuing under Section 16(a) which triggers the remedies under this Section 13, based on the assumption that the Registrable Securities are freely transferable without restriction. The term "PRICE DIFFERENCE" shall mean, as to any Registrable Securities, the difference between the Repurchase Price for such Registrable Securities and the actual sales price of such Registrable Securities.

          14. MISCELLANEOUS.

               a. Amendments. This Agreement may be amended only by a writing signed by the Holders of more than fifty percent (50%) of the Registrable Securities, as constituted from time to time. The Holders hereby consent to future amendments to this Agreement that permit future investors, other than employees, officers or directors of the Company, to be made parties hereto and to become Holders of Registrable Securities; provided, however, that no such future amendment may materially impair the rights of the Holders hereunder without obtaining the requisite consent of the Holders, as set forth above. For purposes of this Section, Registrable Securities held by the Company or beneficially owned by any officer or employee of the Company shall be disregarded and deemed not to be outstanding.

               b. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

               c. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed:

                    (i) if to a Holder, at such Holder's address set forth on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, or if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company,

     and, with copies to:   Tarter Krinsky & Drogin LLP
                            470 Park Avenue South, 14th Floor
                            New York, New York 10016
                            Attention: James G. Smith, Esq.
                            Telephone: (212) 481-8585
                            Facsimile: (212) 481-9062

                    (ii) if to the Company, one copy should be sent to the Company's current address, as follows, or at such other address as the Company shall have furnished to the Holders:

     To the Company:        ZBB Energy Corporation
                            N93 W14475 Whittaker Way
                            Menomonee Falls, WI 53051
                            Attn: Robert Parry, Chief Executive Officer
                            Telephone: (262) 253-9800
                            Facsimile: (262) 253-9822

     with copies to:        Hodgson Russ LLP
                            60 East 42nd Street, 37th Floor
                            New York, New York 10165 - 0150
                            Attn: Steven Weiss, Esq.
                            Telephone: (212) 661-3535
                            Facsimile: (212) 972-1677

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by first class, postage prepaid mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

               d. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

               e. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed on the day and year first above written.

                                        THE COMPANY:

                                        ZBB ENERGY CORPORATION


                                        By:
                                           -------------------------------------
                                              Robert Parry
                                              Chief Executive Officer

                                        THE INVESTORS:

                                        ABS SOS-PLUS PARTNERS, LTD.


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:


                                        BUSHIDO CAPITAL MASTER FUND L.P.
                                        By: Bushido Capital Partners, Ltd.


                                        By:
                                            ------------------------------------
                                              Name:
                                              Title: